UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 15, 2008

AMCORE FINANCIAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

NEVADA

(State or Other Jurisdiction of Incorporation)

0-13393	36-3183870
(Commission File Number)	(IRS Employer Identification No.)

501 Seventh Street, Rockford, Illinois	61104
(Address of Principal Executive Offices)	(Zip Code)

(815) 968-2241

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement

As previously disclosed in AMCORE Financial, Inc.’s (the “Company”) most recent Form 10-K and Form 10-Q filings with the Securities and Exchange Commission, on March 11, 2008, the Comptroller of the Currency (the “Comptroller”) notified AMCORE Bank, N.A., (the “Bank”), a wholly-owned subsidiary of the Company, of its intent to enter into a written agreement to formalize the Bank’s commitment to address weaknesses in the Bank’s commercial lending area identified by the Comptroller in an examination during 2007.

On May 15, 2008, the Bank entered into such a written agreement (the “Agreement”) with the Comptroller. The Agreement describes commitments made by the Bank to address and strengthen banking practices relating to asset quality and the overall administration of the credit function at the Bank. The Bank has already begun to implement enhancements to its credit processes to address the matters identified by the Comptroller and the Bank expects to comply with all the requirements specified in the Agreement. The Agreement results in the Bank’s ineligibility for certain actions and expedited approvals without the prior written consent and approval of the Comptroller. These actions include, among other things, the appointment of directors and senior executives, making or agreeing to make certain payments to executives or directors, business combinations and branching. The foregoing description of the Agreement is qualified in its entirety by reference to the provisions of the Agreement, which is attached hereto as Exhibit 10.1 and is hereby incorporated by reference.

ITEM 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Agreement between AMCORE Bank, N.A. and The Comptroller of the Currency, dated May 15, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 16, 2008	AMCORE Financial, Inc.

(Registrant)

/s/ Judith Carre Sutfin
Judith Carre Sutfin
Executive Vice President and Chief Financial Officer
(Duly authorized officer of the registrant and principal financial officer)

EXHIBIT INDEX

Exhibit No.	Description
10.1	Agreement between AMCORE Bank, N.A. and The Comptroller of the Currency, dated May 15, 2008